Exhibit 99.1

NOTICE OF BLACKOUT PERIOD
PURSUANT TO REGULATION BTR
To Executive Officers and Directors of aaiPharma Inc.

Date:	March 8, 2004
From:	aaiPharma Inc.

REASONS FOR BLACKOUT PERIOD
 The aaiPharma Inc. Retirement and Savings Plan (the “Plan”) will be changing the trustee under the Plan, which will prevent participants in the Plan from changing allocations of accounts under the Plan while this transfer is effected.

IMPACT OF BLACKOUT PERIOD ON PLAN PARTICIPANTS
As a result of these changes, participants in the Plan temporarily will be unable to:

•	direct or diversify investments in your individual accounts after Monday, March 29, 2004

•	obtain a loan from the plan after Wednesday, March 24, 2004

•	obtain a distribution from the plan after Wednesday, March 24, 2004

•	obtain a QDRO distribution after Wednesday, March 24, 2004

This period, during which Plan participants will be unable to exercise these rights otherwise available under the Plan, is called a “blackout period”.

ADDITIONAL IMPACT OF BLACKOUT PERIOD ON DIRECTORS AND OFFICERS
 Pursuant to Regulation BTR (Blackout Trading Restriction), adopted by the Securities and Exchange Commission as required under the Sarbanes-Oxley Act of 2002, during the term of the blackout period no director or executive officer may directly or indirectly purchase, sell or otherwise acquire or transfer any common stock or option to acquire common stock of aaiPharma that was acquired in connection with his or her service or employment as a director or executive officer. The restrictions imposed by Regulation BTR are in addition to the restrictions under aaiPharma’s Insider Trading Policy, which applies to all transactions by directors and executive officers and other employees subject to the policy.

LENGTH OF BLACKOUT PERIOD
 The blackout period will begin on Wednesday, March 24, 2004, and is expected to end on Thursday, April 22, 2004.

WHO TO CONTACT
 Please direct any questions concerning this Notice or aaiPharma’s Insider Trading Policy to:

Albert N. Cavagnaro
aaiPharma Inc.
1900 Eastwood Road, Suite 5
Wilmington, North Carolina 28403
(910) 509-0484